UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3864870
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

27 East 62nd Street	10065
New York, New York	(Zip code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

This item incorporates by reference the description of the Common Stock of SIGA Technologies, Inc. (“SIGA”), par value $0.0001 per share, to be registered by this Form 8-A described under the caption “Description of Common Stock” in SIGA’s Registration Statement on Form S-1 (File No. 333-211866), which was originally filed with the U.S. Securities and Exchange Commission on June 6, 2016, as amended (the “Form S-1”), and in the prospectus filed by SIGA pursuant to Rule 424(b) of the Securities Act of 1933 on October 21, 2016, which prospectus constitutes a part of the Form S-1.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other classes of securities of SIGA are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: March 20, 2018